EXHIBIT 4.59

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                              AGREEMENT 14-2A/2005
                                AMENDMENT TO THE
                     LICENSE AND DESIGN AGREEMENT 92-2C/2002
                        BETWEEN TOWER SEMICONDUCTOR LTD.
                       AND CHIPIDEA MICROELECTRONICA S.A.

This Addendum to the Development Agreement (this "Addendum"), serves to add and amend that certain Design Agreement 92-2C/2002 dated 12 January 2003 between Tower Semiconductor Limited, an Israeli Company ("Tower") and Chipidea Microelectronica S.A., a accompany duly incorporated under the laws of Portugal ("Chipidea") ("Agreement") solely with respect to the development of New IP Blocks and their subsequent licensing by Chipidea to Tower Customers. This Addendum is effective as of the date last signed below (the "Effective Date").

     RECITALS

     The parties desire to amend the Agreement to provide for the following obligations and responsibilities of the parties relating to the development and customization of a New IP Block(s) to be performed in Portugal under the Agreement and its subsequent licensing by Chipidea for the use of Tower's Customers under a separate end user license agreement between Chipidea and the Tower Customer.

     The parties agree the below terms and conditions are added to and made a part of the Agreement with respect to the New IP Block and shall apply only to the New IP Block set forth in this Addendum. Except as otherwise specified in this Addendum, all the terms and conditions of the Agreement shall apply to the New IP Blocks. Capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the Agreement:

     ADDENDUM

     0. "New IP Block" means: a [***] to be developed by Chipidea on Tower's o.13um Process (the [***] process variant, and if applicable, the [***] (or [***]) process variant).


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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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     1. Section 6.b of the Agreement shall read as follows: Receiving Party covenants and agrees that it will receive and use the Confidential Information only as expressly permitted in this Agreement, and will not otherwise employ or disclose such Confidential Information, and shall only disclose such Confidential Information to its employees or contractors who: (i) have signed a non disclosure agreement with the Receiving Party and (ii) need to have knowledge of such Confidential Information in the course of their employment or assigned duties with the Receiving Party.

     2. Section 7.d shall not apply

     3. Section 9.b shall read as follows: All the payments to be made to Chipidea shall be direct transfer to the Chipidea bank account. The bank specifications for the execution of each payment will be detailed in each electronic invoice. In addition the bank specifications are attached in Exhibit D so as to enable Customer to prepare its payment process for On-Time payment.

     4. Section 9.d shall read as follows: Payments shall be made [***] without bank charges, deductions or withholding taxes.

     5. Section 11.d shall read as follows: The parties agree that no technology furnished to the other will be used for any purpose to develop and/or manufacture nuclear, chemical, biological weapons and/or missiles (hereinafter "Weapons of Mass Destruction"). The parties further agree that it will not sell semiconductor products using technology received from the other party hereunder, to any party if it knows that the end-user of such products will use them for the development and/or manufacture of Weapons of Mass Destruction.

     6. In Section 11.h, the Tower focal point for attention shall read to be [***]; with telephone number [***]

     7. Section 13.b shall not apply

     8. Section 13.c shall not apply

     9. Maintenance and support

     a. DOCUMENTATION: Chipidea's New IP Block will be provided with documentation that [***] for [***] integration of the New IP Block into the Tower Customer's chip design [***]. This documentation is intended to assure that the New IP Block gets [***] well-[***]-connected [***]Tower Customer's chip. Chipidea [***] supplies [***]guidelines.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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     b.   SUPPORT TO TOWER: Notwithstanding anything else in the Agreement, for a period of [***]after silicon validation of the New IP Block on the applicable Tower Process, Chipidea will provide [***]E-mail and telephone support to Tower with issues caused by the failure of a Deliverable to meet its Specifications.

     c. SUPPORT TO TOWER AND TOWER CUSTOMERS FOR NEW IP BLOCK ISSUES: Chipidea will provide both Tower and each Tower Customer which licenses the New IP Block from Chipidea with comprehensive support. The Support to Tower and each Tower Customer will cover issues such as those set forth in Section 12(d) of the Agreement [***]. Chipidea will provide Tower and [***] Tower Customer with [***]of E-mail and telephone support [***]. Additional support, in excess of [***], will be provided by Chipidea to either Tower or [***] Tower Customer at the Chipidea's Support Rates.

     d. SUPPORT TO TOWER CUSTOMERS FOR TOWER CUSTOMER'S RELATED ISSUES: For integration support and assistance with issues related to the operation of Chipidea's New IP Block within the context of Tower Customer's chip or system design, such as compatibility and interface-ability, Chipidea will provide such E-mail and telephone support at the Chipidea Support Rates.

     e. ON SITE SUPPORT: Chipidea will provide on-site support or meetings at a Tower Customer's request; provided that the Tower Customer pays Chipidea its reasonable travel expenses.

     f. CHIPIDEA SUPPORT RATES: Hour - [***]; Day - [***]; Week - [***]. Daily and weekly rates apply only if ordered in advance. Chipidea may change the rates set forth herein with a [***] notice.

     g. MAINTENANCE: In this section, "Maintenance" means bug fixing and updates to the New IP Block due to: (i) changes in the Tower deliverables ([***], etc); (ii) Changes to the standards evolution of the [***]. Upon request by either Tower or a Tower Customer who has signed end user license agreement with Chipidea, Chipidea will provide Maintenance. Maintenance updates to the New IP Block will only be provided when a Tower's Customer requests a new instantiation. The Maintenance period will start upon the silicon verification of the New IP Block and will then be provided, [***], for the next [***]following silicon verification of the applicable New IP Block. After such [***]period expires, Tower may renew Maintenance for the New IP Block for additional [***] periods upon a fee of [***] of the applicable development fees of such New IP Block listed in Exhibit D.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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     10. Exhibit B:

          Specifications for implementation of the New IP Block [***] implemented in the [***] Tower Process and, if and when applicable, in the [***] Tower Process.

     For each Tower Customer, Chipidea will instantiate the New IP Block with the number of metal layers as required for the Tower Customer chip (i.e., from [***] or [***] up to [***]).

     11. Exhibit C shall be read as follows:

     SCHEDULE OF MILESTONES applicable to the [***]IP Block in the [***]

     1.     The Effective Date of Addendum, issue of purchase order and
            first payment                                                     t0
     2.     Transfer of design rules and CAD set-up from Tower                t1
     3.     IP Datasheet or Specification sign-off                            t2
     4.     Functional Behavior Models [***]delivery [***]
     5.     IP Database delivered to Tower              [***] (not before [***])
     6.     Tower delivery of Engineering Samples to Chipidea              [***]
     7.     When Engineering Samples provided to Chipidea, delivery of Test and
            Characterization Report                           [***] (SEE NOTE 3)

     SCHEDULE OF MILESTONES applicable to the [***]IP Block in the [***]

     8.     Purchase order for the [***] Option and first payment for the
            [***] option                                                      t7
     9.     Transfer of design rules and CAD set-up from Tower                t8
     10.    IP Datasheet or Specification sign-off                            t9
     11.    Availability of Chipidea resources                               t10
     12.    Functional Behavior Models [***]delivery                       [***]
     13.    IP Database delivered to Tower                                 [***]
     14.    Tower delivery of Engineering Samples to Chipidea              [***]
     15.    When Engineering Samples provided to Chipidea, delivery of Test and
            Characterization Report                           [***] (SEE NOTE 3)

     Note 1: Milestones 2 & 3 can be listed as "- n weeks" in case it is mutually agreed by Customer and Chipidea to complete these milestones prior to the Effective Date of Design Agreement. When this is the case, Milestone 4 changes to [***]

     Note 2: this can be either t0, t1 or t2 whichever occurs later.

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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     Note 3: Test reports will be delivered [***]after samples arrive provided that the package, pin-out, and special test mode (if applicable) information is provided to Chipidea at least [***]prior to samples arriving. Also, this information must not change for the [***] period. If these conditions are not met then the test report delivery time will start [***]after test chip information is delivered and unchanged.

     Note 4: Any deliveries from Chipidea will be conditional on On-Time payment of previous invoices by Customer.

     Note 5: this can be either t7, t8, t9 or t10 whichever occurs later.

     12. Exhibit D shall be read as follows:

     PAYMENT SCHEDULE FOR THE [***]:

---------------- -------------- ------------- -------------
   Milestone      % of total       [***]         [***]
---------------- -------------- ------------- -------------
       1             [***]         [***]         [***]
---------------- -------------- ------------- -------------
       2             [***]         [***]         [***]
---------------- -------------- ------------- -------------
       3             [***]         [***]         [***]
---------------- -------------- ------------- -------------
       4             [***]         [***]         [***]
---------------- -------------- ------------- -------------
     Total           [***]         [***]         [***]
---------------- -------------- ------------- -------------

Comments:

     1. The definition of Milestones 1, 2, 3 & 4 and the breakdown of the payments per the Milestones are per Exhibit D of the Agreement.

     2. In the following cases milestone 4 would be paid earlier than specified in the Agreement: in event that milestone 3 has been achieved before [***] but no Tower Customer licenses the New IP Block by such day, then milestone 4 would be deemed to have occurred on that day. If milestone 3 occurs after [***] but no Tower Customer licenses the New IP Block within [***]of the occurrence of milestone 3, then milestone 4 would be deemed to have occurred on the [***]from the achievement of Milestone 3.

     3. The [***] implementation exercisable at Tower's option upon a [***] notice and availability of Chipidea resources.

     [***]
     Bank details:
     Name: [***]
     Bank Address: [***]
     IBAN (International Bank Account Number): [***]
     SWIFT: [***]

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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     13. Exhibit E shall read as follows:

INSTANTIATION

Chipidea agrees to license the [***]on Tower's 0.13um Process ("New IP Block") set forth in exhibit B, if ordered by Tower, to Tower Customers and will work with third party developers, as appropriate, to satisfy Tower Customers requests. Chipidea agrees to provide terms and conditions to Tower Customers that are [***]. A Tower Customer wishing to use the New IP Block set forth in exhibit B shall license the New IP Block from Chipidea under the terms to be agreed between Chipidea and such Tower Customer, provided that the license fees to be paid by the Tower Customer shall not exceed the values set forth hereunder.

------------------------- ------------- --------------- ------------------------
                          1ST & 2ND USE SUBSEQUENT USES  UNIVERSAL USE
------------------------- ------------- ---------------- -----------------------
PRICE                     [***]         [***]            [***]
------------------------- ------------- ---------------- -----------------------

APPLICABLE TO THE [***]IP BLOCK PER PROCESS AND TOWER CUSTOMER FOR SINGLE OR MULTIPLE USE:

---------------------------------------- ---------------------- ----------------
Use (per each particular Tower Customer) Time of Payment (^)    Price (USD)
---------------------------------------- ---------------------- ----------------
First                                    Schedule to be defined [***]
---------------------------------------- ---------------------- ----------------
Second                                   Design start           [***]
---------------------------------------- ---------------------- ----------------
Third & Beyond                           Design start           [***]
---------------------------------------- ---------------------- ----------------

(*) Use by each particular Tower Customer means the incorporation of one or more implementations of the New IP Block into a single specific design database of such Tower Customer chip which is designed for manufacturing on a particular process of Tower.

(^) Time of payment mean the time Chipidea will invoice the Tower Customer for the license fees relating to the Use of the New IP Block instantiation.

     APPLICABLE TO THE [***]IP BLOCK PER PROCESS AND TOWER CUSTOMER FOR UNIVERSAL USE:

Universal Use

1.   Schedule to be defined                                                [***]

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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Universal use means an unlimited number of one or more implementations of the
New IP Block.

14.  Exhibit G shall read as follows:

TOWER DESIGN KIT

     a.   [***]

     b.   [***]

     c.   [***]

     d.   [***]

     e.   [***]

     f.   [***]

     g.   [***]

     h.   [***]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their duly authorized representatives. This document may be signed in counterparts with the understanding that faxed signatures shall serve as originals.




TOWER SEMICONDUCTOR LTD.                          CHIPIDEA MICROELECTRONICA S.A.


By:  ___________________                          By:  ______________________

Name:  Russell Ellwanger                          Name:  Jose E. Franca

Title:  CEO                                       Title:   President and CEO

Date:  ___ June 2005                              Date:  ___ June 2005


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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.